EXHIBIT 23



     As independent public accountants, we hereby consent to the incorporation of our reports dated October 25, 1995 (except with respect to the matters discussed in Note 16, as to which the date is December 13, 1995) included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-63969, 33-63971, 33-63973, 33-64121, 33-88466, 33-64818, 33-39310,
33-39311 and 33-35202.

                                        /s/ ARTHUR ANDERSEN LLP
Raleigh, North Carolina,
December 29, 1995.